EXHIBIT 10.1
INVESTORS’ RIGHTS AGREEMENT
          THIS INVESTORS’ RIGHTS AGREEMENT (the “Agreement”) is made and entered into as of the 11th day of May 2009, by and between Developers Diversified Realty Corporation, an Ohio corporation (the “Company”), and Mr. Alexander Otto (the “Investor”).
RECITALS
          A. WHEREAS, on February 23, 2009, the Investor and the Company entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”), which provides for the purchase and sale of up to 30,000,000 of the Company’s common shares, $0.10 par value per share (“Common Shares”), to the Investor and a grant of warrants to purchase 10,000,000 Common Shares (the “Warrants”);
          B. WHEREAS, the terms and conditions of the Stock Purchase Agreement require that the board of directors of the Company (the “Board of Directors”) nominate up to two director nominees selected by the Investor to the Board of Directors (the “Investor Director” or “Investor Directors,” as the case may be);
          C. WHEREAS, as an inducement to the Company to enter into the Stock Purchase Agreement and as an inducement to the Investor to purchase up to 30,000,000 Common Shares pursuant to the Stock Purchase Agreement, the Investor and the Company hereby agree that this Agreement shall govern the rights of the Investor to nominate up to two director nominees selected by the Investor to serve on the Board of Directors in accordance with the terms set forth below; and
          D. WHEREAS, in order to permit the Investor to sell the Common Shares (including those underlying the Warrants) purchased pursuant to the Stock Purchase Agreement, the Investor and the Company hereby agree that this Agreement shall govern the registration rights of the Investor for the resale of such Common Shares under the Securities Act.
          Unless otherwise provided, all capitalized terms shall have the meaning ascribed to them in Section 1.
          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
     1. Definitions. For purposes of this Agreement:
               (a) “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person.

               (b) “beneficially own” shall have the meaning ascribed to such term under Rule 13d-3 of the Exchange Act.
               (c) “Blackout Period” means a period of time, not to exceed 60 days, during which the Company may postpone the preparation, filing or effectiveness or suspend the effectiveness of a registration statement, if the Company, in good faith determines that the registration and/or distribution of Registrable Securities (i) would materially impede, delay, or interfere with any financing, acquisition, corporate reorganization or other significant transaction, or any negotiations, discussions or pending proposals with respect thereto, involving the Company or any of its subsidiaries or their respective assets, including, without limitation, any primary offering of securities by the Company, or (b) would require the disclosure of material nonpublic information, the disclosure of which could adversely affect the Company.
               (d) “Damages” means any loss, damage or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company filed pursuant to the terms of this Agreement, including any preliminary prospectus or prospectus contained therein or any amendments or supplements thereto, or (ii) an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (with respect to any preliminary prospectus or prospectus or any amendments or supplements thereto, in the light of the circumstances under which they were made) not misleading.
               (e) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
               (f) “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.
               (g) “Otto Family” means the Investor and/or a member of the Investor’s family as follows: (i) Professor Werner Otto, his wife Maren Otto and/or all descendants of Professor Werner Otto, including without limitation the Investor (illegitimate descendants only if they have obtained the status of a legitimate descendant by legitimation or adoption by Professor Werner Otto or one of his legitimate descendants, or if they are children of a female legitimate descendant of Professor Werner Otto); (ii) any trust or any family foundation which has exclusively been established in favor of one or several of the individuals named under (i) above, and (iii) any partnership, firm, corporation, association, trust, unincorporated organization, joint venture, limited liability company or other legal entity, in which the individuals or entities named under (i) or (ii) hold (either directly or indirectly) more than 50% of the voting rights or more than 50% of the equity capital of any such partnership, firm, corporation, association, trust, unincorporated organization, joint venture, limited liability company or other legal entity.
               (h) “Person” means a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, limited liability partnership, trust, business association, group acting in concert, or any person acting in a representative capacity.
               (i) “Registrable Securities” means (i) Common Shares beneficially owned by the Otto Family in an amount equal to the aggregate number of Common Shares sold by the Company to the Investor and its assignees pursuant to the Stock Purchase Agreement, plus any Common Shares distributed to the Otto Family by the Company as a dividend on such Common Shares, and (ii) Common Shares underlying the Warrants owned by the Otto Family, plus any Common Shares distributed to the Otto Family by the Company as a dividend on such Common Shares.
               (j) “SEC” means the United States Securities and Exchange Commission.
               (k) “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.
               (l) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
               (m) “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities and the fees and disbursements of counsel to the Investor and any other member of the Otto Family in connection with the sale of Registrable Securities.
     2. Board of Directors; Control Person
               (a) At any time that the Otto Family collectively beneficially owns 17.5% or more of the outstanding Common Shares, the Investor, on behalf of the members of the Otto Family, shall have the right to nominate two Investor Directors pursuant to this Section 2, at every annual meeting of the shareholders of the Company in which directors are generally elected, including, without limitation, at every adjournment or postponement thereof, and on any action approval by written consent of the shareholders of the Company relating to the election of directors generally.
               (b) At any time that the Otto Family collectively beneficially owns less than 17.5% of the outstanding Common Shares and more than 7.5% of the outstanding Common Shares, the Investor, on behalf of the members of the Otto Family, shall have the right to nominate one Investor Director pursuant to this Section 2, at every annual meeting of the shareholders of the Company in which directors are generally elected, including, without limitation, at every adjournment or postponement thereof, and on any action approval by written consent of the shareholders of the Company relating to the election of directors generally.
               (c) The following procedures shall be followed with respect to the nomination of Investor Directors pursuant to Section 2(a) or 2(b):
               (i) For purposes of whether the Investor has a right to nominate an Investor Director pursuant to Section 2(a) or 2(b), the Otto Family’s beneficial ownership of the outstanding Common Shares will be measured as of the record date for such annual meeting or written consent.
               (ii) No later than January 10 of each year, the Investor shall provide the Board of Directors with the Investor’s nominee(s), as the case may be, for the Investor Director(s), along with any other information reasonably requested by the Board of Directors to evaluate the suitability of such candidate(s) for directorship. With respect to any Investor nominee, Investor shall use its best efforts to ensure that any such nominee satisfies all stated criteria and guidelines for director nominees of the Company. The Company shall be entitled to rely on any written direction from Investor regarding the Investor’s nominee(s) on behalf of the Otto Family without further action by the Company. In the event Investor is no longer able to select such nominee(s), then the Company may rely on the nominee(s) proposed by any individual member of the Otto Family designated as being authorized to propose such Investor Director(s) in lieu of Investor.
               (iii) Within 20 days of receiving the Investor’s nominee(s) for the Investor Director(s) in accordance with Section 2(c)(ii), the Board of Directors or any authorized committee thereof shall have made a good faith and reasonable determination as to the suitability of the Investor’s nominee(s) for Investor Director(s) and shall notify the Investor of its determination in writing.
               (iv) If the Board of Directors or any authorized committee thereof approves of the Investor’s nominee(s) for Investor Director(s), as the case may be, the Board of Directors shall recommend that the shareholders vote to elect such director(s) at the next annual meeting of shareholders at which directors will be generally elected.
               (v) If the Board of Directors or any authorized committee thereof raises a reasonable objection to one or both of the Investor’s nominees, as the case may be, for the Investor Director(s), then the Investor and the Board of Directors shall use their best efforts to agree on the nominee(s) for such Investor Director(s), and if the Investor and the Board of Directors cannot agree on the nominee(s) on or before the tenth day prior to the proposed filing of the Company’s annual proxy statement, then such nominee for Investor Director(s) shall not be nominated by the Company at such annual meeting.

               (vi) If one or both of the Investor nominees is not nominated (as described in the foregoing clause (v)), then as soon as practicable after the annual meeting, the Investor and the Board of Directors shall use their best efforts to agree on the nominee(s) for such Investor Director(s), which nominee(s) shall be appointed as director(s) by the Board of Directors promptly after such agreement is reached.
               (d) Notwithstanding anything to the contrary in this Agreement and without any further action by the Company, the Investor’s right to nominate any Person to the Company’s Board of Directors shall automatically terminate, and be of no further force and effect, on the date that the Otto Family beneficially owns 7.5% or less of the outstanding Common Shares. The Investor shall promptly, but in any case within five days, provide notice to the Company upon the Otto Family ceasing to beneficially own 7.5% or less of the outstanding Common Shares.
               (e) Each of the Investor Directors, upon appointment or election to the Board of Directors, will be governed by the same protections and obligations as all other directors of the Company, including, without limitation, protections and obligations regarding customary liability insurance for directors and officers, confidentiality, conflicts of interests, fiduciary duties, trading and disclosure policies, director evaluation process, director code of ethics, director share ownership guidelines, stock trading and pre-approval policies, and other governance matters. The Company agrees that it shall offer to enter into an indemnification agreement with each Investor Director substantially similar to the indemnification agreements then in effect with the Company’s directors when each Investor Director becomes a member of the Board of Directors.
               (f) Commencing on the election or appointment of the Investor nominees as Investor Directors of the Company in accordance with this Agreement and thereafter for so long as at least one Investor Director is serving as a member of the Board of Directors, the Investor will, and will cause each member of the Otto Family to: (i) with respect to the Company or its Common Shares, not make, engage or in any way participate in, directly or indirectly, any “solicitation” (as such term is used in the proxy rules of the SEC) of proxies or consents (whether or not relating to the election or removal of directors), (ii) except as provided for in this Agreement, and except as provided for in that certain Voting Agreement by and among the Investor and certain shareholders of the Company of even date herewith, not seek, alone or in concert with others, election or appointment to, or representation on, or nominate or propose the nomination of any candidate to, the Board of Directors, (iii) not initiate, propose or otherwise “solicit” (as such term is used in the proxy rules of the SEC) shareholders of the Company for the approval of shareholder proposals made to the Company whether made pursuant to Rule 14a-8 or Rule 14a-4 under the Exchange Act or otherwise, or cause or encourage or attempt to cause or encourage any other person to initiate any such shareholder proposal, regardless of its purpose, or (iv) cause all Common Shares beneficially owned by the Investor and the members of the Otto Family as to which they are entitled to vote at any meeting of shareholders to be voted in favor of the election of each member of any slate of directors recommended by the Company’s Board of

Directors that includes at least one Investor nominee; provided, that each Investor Director on the Company’s Board of Directors shall have voted in favor of such slate of director nominees.
               (g) The Company agrees that it shall offer to enter into an indemnification agreement with the Investor, on similar terms as the agreements in effect with the Company’s existing directors as of the date hereof, indemnifying the Investor against a third party claim of control person liability within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act so long as the Investor has acted in good faith and not directly or indirectly induced the act or acts constituting the violation or cause of action giving rise to the third party claim. Any payment to be made under any indemnification agreement entered into between the Company and the Investor shall be paid only if nationally recognized counsel selected by the Company and reasonably acceptable to the Investor provides an opinion either (i) that such payment should not be treated as a preferential dividend for purposes of Section 562 of the Internal Revenue Code (the “Code”) or (ii) that such payment should not (a) reduce current earnings and profits of the Company for purposes of Section 857(d) of the Code below the level necessary for the Company to satisfy its requirements under Section 857(a)(1) of the Code, or (b) cause declared distributions of the Company to be treated as preferential dividends and cause the Company to fail to satisfy its requirements under Section 857(a)(1) of the Code. In the event a payment to Investor will not be made due to the application of the previous sentence, the Company shall, upon Investor’s request, seek a private letter ruling and make the payment in the event a favorable private letter ruling is received.
     3. Registration Rights. The Company covenants and agrees as follows:
          3.1 Registration Rights.
               (a) Form S-3. So long as the Company is eligible to use Form S-3 for secondary offerings, the Company shall, as promptly as practicable, and in any event within 30 days following the Second Closing Date (as defined in the Stock Purchase Agreement) or the Non-Tranche Closing Date (as defined in the Stock Purchase Agreement), as applicable, file a shelf registration statement on Form S-3 under the Securities Act covering such Registrable Securities.
               (b) Form S-1. In the event the Company is not eligible to use Form S-3 for secondary offerings, Investor may request in writing that the Company file a shelf registration statement on Form S-1 with respect to the Registrable Securities. The written request shall specify (i) the then-current name and address of the member of the Otto Family proposing to have registered Registrable Securities, (ii) the aggregate number of Registrable Securities proposed to be registered, (iii) the total number of Common Shares beneficially owned by each member of the Otto Family proposing to have registered Registrable Securities and (iv) the intended method of distribution of the Registrable Securities proposed to be registered. The Company shall, as promptly as practicable, and in any event within 30 days after the date such written request is received by the Company, file a registration statement on Form S-1 under the Securities Act covering such Registrable Securities.
               (c) In the event the Company becomes eligible to use Form S-3 following the use of Form S-1 upon a demand made pursuant to Section 3.1(b), the Company may elect to file a Form S-3 with respect to any Registrable Securities registered on such Form S-1; provided, that, the Company shall maintain the effectiveness of the Form S-1 while registering such Registrable Securities on Form S-3.
               (d) Notwithstanding the foregoing obligations, the Company shall not be required to file a registration statement as indicated below:
               (i) with respect to Section 3.1(b), prior to the date of the request, the Company has already effected four registrations pursuant to such section;
               (ii) prior to the date of the request, the Company has already effected a registration pursuant to Section 3.1(a) and/or Section 3.1(b) covering all of the Registrable Securities and such registration statement is still effective;
               (iii) with respect to Sections 3.1(a) and (b), a registration statement is effective at the time such request is made and such registration statement may be utilized for the offering and sale of the Registrable Securities requested to be registered; and
               (iv) during the pendency of any Blackout Period.
               (e) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Sections 3.1(a) or (b) during the period that is 30 days before the Company’s good faith estimate of the date of filing of, and ending on a date that is 90 days (or such shorter time period as the managing underwriter of any underwritten offering shall agree to, but in no case less than 30 days) after the effective date of, a Company-initiated registration statement, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective.
               (f) Limitation on Sales of Common Shares. Investor hereby agrees, and will use his best efforts to prohibit each member of the Otto Family, to not sell any Common Shares until the sixth-month anniversary of the earlier of the Non-Tranche Closing Date or the Second Closing Date (each as defined in the Stock Purchase Agreement). Following such sixth-month anniversary, Investor will be permitted to sell up to 15,000,000 Registrable Securities, which shall consist of 5,000,000 Common Shares (which, for the sake of clarity, shall include, in addition to such 5,000,000 Common Shares, any Common Shares issued to Investor as a dividend with respect to such Registrable Shares) and 10,000,000 Common Shares underlying the Warrants (which, for the sake of clarity, shall include any Common Shares attributable to such 10,000,000 Common Shares due to any adjustments made to the Warrants in accordance with their terms). At the end of each three-month period following the sixth-month anniversary of the earlier of the Non-Tranche Closing Date or the Second Closing Date, and aggregating in each such three-month period, up to an additional 5,000,000 Registrable Securities (which, for the sake of clarity, shall include, in addition to such 5,000,000 Common Shares, any Common Shares issued to Investor as a dividend with respect to such Registrable Shares) may be sold by Investor. In the event that the Company is not eligible to file or maintain the effectiveness of a registration statement with the SEC for any reason, the restrictions applicable to Registrable Shares pursuant to this Section 3.1(e) shall immediately terminate.
          3.2 Obligations of the Company. Whenever required under Section 3.1 to effect the registration of any Registrable Securities, the Company shall:
               (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective under the Securities Act;
               (b) use its commercially reasonable efforts to keep a registration statement that has become effective continuously effective if it is on Form S-3, and if it is on Form S-1, then until the earlier of (i) two years following the first day of effectiveness of such registration statement (subject to extension pursuant to Section 3.3(b) or Section 3.3(c)) and (ii) the date on which all Registrable Securities covered by such registration statement have been disposed of pursuant to such registration statement;
               (c) furnish to the Investor such number of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Investor may reasonably request in order to facilitate the disposition of Registrable Securities;
               (d) promptly following its actual knowledge thereof, notify the Investor:
               (i) of the time when such registration statement has been declared effective or when a supplement or amendment to any prospectus forming a part of such registration statement has been filed (other than any deemed amendment of such registration statement by means of a document filed by the Company under the Exchange Act);
               (ii) after such registration statement becomes effective, of any request by the SEC that the Company amend or supplement such registration statement or prospectus forming a part of such registration statement or for additional information;
               (iii) of the issuance by the SEC or any other governmental authority of any stop order suspending the effectiveness of such registration statement or the initiation of any proceeding for such purpose; and

               (iv) of the occurrence of any event that makes any statement made in the registration statement or any prospectus forming a part of such registration statement untrue in any material respect or which requires the making of any changes in such registration statement or prospectus so that it will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;
               (e) use its commercially reasonable efforts to register and qualify the Registrable Securities covered by such registration statement under the securities or blue-sky laws of such jurisdictions within the United States as shall be reasonably requested by the Investor; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or otherwise become subject to taxation or service of process in suits in any such jurisdictions where it is not already so qualified or subject;
               (f) in the event of any underwritten public offering of Registrable Securities, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;
               (g) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on each national securities exchange or trading system on which the Common Shares are then listed;
               (h) provide a transfer agent and registrar for all Registrable Securities and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration statement; and
               (i) promptly make available for inspection by the Investor or his representatives and agents, any managing underwriter(s) participating in any underwritten offering pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the Investor, all financial and other records, pertinent corporate documents and properties of the Company during normal business hours at the offices where such information is typically kept, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by the Investor or any such underwriter, attorney, accountant, agent or other representative, in each case, as reasonably necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith as is customary for similar due diligence examinations, provided that, any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Investor or any such underwriter, attorney, accountant, agent or other representative.

          3.3 Obligations of the Investor and Other Members of the Otto Family. Whenever the Investor has requested that the Company effect the registration of any Registrable Securities under Section 3.1:
               (a) the Investor and any other member of the Otto Family that has requested inclusion of its Registrable Securities in a registration statement shall furnish to the Company such information regarding the Investor and/or other member of the Otto Family, as applicable, and its plan and method of distribution of such Registrable Securities as the Company may, on advice of counsel, reasonably determine is required by applicable law, including, without limitation, information required by Item 507 of Regulation S-K promulgated under the Securities Act, provided that the Company may refuse to proceed with the registration of the Registrable Securities of the Investor and /or other member of the Otto Family if such Person fails to provide such information within a reasonable time after receiving such request;
               (b) upon receipt of any notice from the Company of the occurrence of any event of the type described in Sections 3.2(d)(ii), 3.2(d)(iii) or 3.2(d)(iv), the Investor and any other member of the Otto Family that has requested inclusion of its Registrable Securities in a registration statement will discontinue disposition of Registrable Securities covered by a registration statement and suspend use of such registration statement or prospectus forming a part of such registration statement until the Company has provided an amendment or supplement to such registration statement or prospectus or the Company has advised that the use of the registration statement or prospectus may be resumed, provided that, in the event that the Company shall give any such notice, the period of time for which a registration statement must remain effective as set forth in Section 3.2(b) will be extended by the number of days during the time period from and including the date of the giving of such notice to and including the date when the Company has either provided an amendment to such registration statement or prospectus or advised that the use of the registration statement or prospectus may be resumed;
               (c) upon receipt of any notice from the Company of a Blackout Period, the Investor and any other member of the Otto Family that has requested inclusion of its Registrable Securities in a registration statement will discontinue disposition of Registrable Securities covered by a registration statement and suspend use of such registration statement or prospectus forming a part of such registration statement until the Company has provided an amendment or supplement to such registration statement or prospectus or the Company has advised that the use of the registration statement or prospectus may be resumed, provided that, in the event that the Company shall give any such notice, the period of time for which a registration statement must remain effective as set forth in Section 3.2(b) will be extended by the number of days during the time period from and including the date of the giving of such notice to and including the date when the Company has either provided an amendment to such registration statement or prospectus or advised that the use of the registration statement or prospectus may be resumed;

               (d) in the event of any underwritten public offering of Registrable Securities, the Investor and any other member of the Otto Family that has requested inclusion of its Registrable Securities in a registration statement shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;
               (e) in the event of any underwritten public offering of securities by the Company, the Investor and any other member of the Otto Family that beneficially owns Registrable Securities, if requested by the Company and any managing underwriter, shall agree not to directly or indirectly offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer any Common Share held by them for such period that the executive officers and directors of the Company agree to with the managing underwriter.
          3.4 Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to this Section 3, including all registration, filing, and qualification fees, printers’ and accounting fees, and fees and disbursements of counsel for the Company, shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 3.1 if the registration request is subsequently withdrawn at the request of the Investor or any other member of the Otto Family; provided further that if, at the time of such withdrawal, the Investor shall have learned of a material adverse change that is reasonably likely to have a material adverse effect on the financial condition or business of the Company and its subsidiaries considered as one enterprise from that known to the Investor at the time of the Investor’s request and has withdrawn the request with reasonable promptness after learning of such information, then the Company shall be required to pay all of such expenses. All Selling Expenses relating to Registrable Securities registered pursuant to this Section 3 shall be borne and paid by the Investor.
          3.5 Indemnification. If any Registrable Securities are included in a registration statement under this Section 3:
               (a) To the extent permitted by law, the Company will indemnify and hold harmless each member of the Otto Family that has included Registrable Securities in a registration statement and such member’s officers, directors, managers, partners and shareholders, and each Person who controls such member (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against any Damages, and the Company will reimburse each such member of the Otto Family, controlling Person or other aforementioned Person for any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 3.5(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such member of the Otto Family, controlling Person or other aforementioned Person expressly for use in connection with such registration statement.
               (b) To the extent permitted by law, the Investor will indemnify and hold harmless the Company, its directors, its officers who have signed the registration statement and each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against any Damages, and the Investor will reimburse the Company, controlling Person or other aforementioned Person for any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any member of the Otto Family that has included Registrable Securities in a registration statement expressly for use in connection with such registration statement; provided, however, that the indemnity agreement contained in this Section 3.5(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Investor, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by the Investor by way of indemnity or contribution under Section 3.5(b) exceed the proceeds from the offering received by such member of the Otto Family (net of any underwriting discounts and commissions paid by such member of the Otto Family), except in the case of fraud or willful misconduct by such member of the Otto Family.
               (c) Promptly after receipt by an indemnified party under this Section 3.5 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.5, give the indemnifying party notice of the commencement thereof. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party shall be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel selected by the indemnifying party that is reasonably satisfactory to such indemnified party; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this

Section 3.5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless the indemnified party shall have employed separate counsel in accordance with the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate firm of attorneys (together with local counsel), representing all of the indemnified parties who are parties to such action). The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.5, except to the extent that the indemnifying party would be materially prejudiced as a proximate result of such failure to notify.
          3.6 Reports Under Exchange Act by the Company. With a view to making available to the Otto Family the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a member of the Otto Family to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3 or Form S-1, the Company shall:
                (a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144;
                (b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and
                (c) furnish upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act, and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3; (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents filed by the Company with the SEC; and (iii) such other information as may be reasonably requested in availing any member of the Otto Family of any rule or regulation of the SEC that permits the selling of any such securities without registration.
          3.7 Reports Under Exchange Act by the Investor and Other Members of the Otto Family. The Investor acknowledges and agrees that the Investor and the other members of the Otto Family shall be solely responsible for any required filings under Sections 13 and 16 of the Exchange Act in connection with any acquisition or disposition of Common Shares. The Investor shall provide the Company with a copy of any such filing contemporaneously with such filing being submitted to the SEC.
          3.8 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Investor, enter into any agreement with any holder or prospective holder of any securities of the Company that would provide to such holder the right to include such holder’s securities of the Company in any registration statement that the Company would be required to file pursuant to Section 3.1.

          3.9 Termination of Registration Rights. Notwithstanding anything to the contrary in this Agreement, the right of the Investor and any other member of the Otto Family to request registration or inclusion of Registrable Securities in any registration statement pursuant to Section 3.1 shall terminate when the Investor no longer has the right to nominate any Investor Director pursuant to Section 2 hereof.
     4. Miscellaneous.
               (a) Successors and Assigns. Any assignment of this Agreement or any of the rights or obligations under this Agreement by either of the parties hereto (whether by operation of law or otherwise) shall be void, invalid and of no effect without the prior written consent of the other party; provided, however, that the rights under this Agreement may be assigned (but only with all related obligations) by the Investor to one or more member(s) of the Otto Family so long as the assignee(s) agree in writing to be bound by the terms and conditions of this Agreement; provided, further, that any such assignment shall not release, or be construed to release, the Investor from its duties and obligations under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.
               (b) Termination. This Agreement shall terminate at such time as the Investor or any assignee of the Investor, as permitted under Section 4(a) hereof, no longer has the authority to nominate a director to the Board of Directors of the Company pursuant to Section 2. Upon such termination, no party shall have any further obligations or liabilities hereunder other than pursuant to Section 2(f) and Section 3.5; provided that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.
               (c) Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of New York as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.
               (d) Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by portable document format (pdf) and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               (e) Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.
               (f) Notices All notices, requests, demands, and other communications hereunder shall be in writing (which shall include communications by e-mail) and shall be delivered (a) in person or by courier or overnight service, or (b) by e-mail with a copy delivered as provided in clause (a), as follows:
If to the Company:
3300 Enterprise Parkway
Beachwood, Ohio 44122
Attention: Chief Executive Officer
Telephone: (216) 755-5500
E-mail: SWolstein@ddr.com
with a copy (which shall not constitute notice) to:
3300 Enterprise Parkway
Beachwood, Ohio 44122
Attention: General Counsel
Telephone: (216) 755-5500
Email: DWeiss@ddr.com
Jones Day
North Point
901 Lakeside Avenue
Cleveland, Ohio 44114
Attention: Michael J. Solecki
Telephone: (216) 586-7103
E-mail: mjsolecki@jonesday.com
If to Investor:
KG CURA Vermögensverwaltung G.m.b.H. & Co.
Wandsbeker Str. 3-7
D-22179 Hamburg
Germany
Attention: Mr. Wilhelm
Telephone: 0049 40 6461 1286
Email: wilhelm@kgcura.de
with a copy (which shall not constitute notice) to:
Alston & Bird LLP
90 Park Avenue

New York, NY 10016
Attention: Mark F. McElreath
Telephone: (212) 210-9595
E-mail: mark.mcelreath@alston.com
               (g) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of both parties. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.
               (h) Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.
               (i) Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

DEVELOPERS DIVERSIFIED REALTY CORPORATION

By:	/s/ Scott A. Wolstein
Name:	Scott A. Wolstein
Title:	Chief Executive Officer

MR. ALEXANDER OTTO
/s/ Alexander Otto